Exhibit 99.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Second Amendment”) is made and entered into this 12th day of September, 2003, by and between ORASURE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), and COMERICA BANK (formerly known as Comerica Bank-California) (“Bank”).

WHEREAS, Borrower and Bank are parties to a Loan and Security Agreement dated as of September 10, 2002 (as amended, restated and otherwise modified from time to time, the “Agreement”); and

WHEREAS, Bank and Borrower wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Section 2.1(d)(i) of the Agreement is hereby amended to read in its entirety as follows:

(i) Amount. Subject to and upon the terms and conditions of this Agreement, Borrower may on any Non-Revolving Software Advance Date or any Non-Revolving Equipment Advance Date, as applicable, request, and Bank shall provide, Non-Revolving Software Advances and/or Non-Revolving Equipment Advances, as applicable, in an aggregate outstanding amount not to exceed the Committed Non-Revolving Line Amount; provided that the aggregate amount of Non-Revolving Software Advances that may be provided hereunder shall not exceed the Software Sublimit. Any Non-Revolving Advances made under this Agreement prior to or which are outstanding on September 12, 2003 shall be excluded in determining whether the aggregate amount of Non-Revolving Equipment Advances and Non-Revolving Software Advances meet or exceed the Committed Non-Revolving Line Amount. Non-Revolving Software Advances shall be used to reimburse Borrower for 90% of the invoice amount of Software which Borrower shall have purchased and Non-Revolving Equipment Advances shall be used to reimburse Borrower for 90% of the invoice amount of CAPEX Equipment, which Borrower shall have purchased or, in the case of an installment purchase for Software and/or CAPEX Equipment, made the final installment payment for, within ninety (90) days of the applicable Non-Revolving Software Advance Date or Non-Revolving Equipment Advance Date. Invoice amounts subject to reimbursement under this Section 2.1(d)(i) shall exclude taxes, shipping, warranty charges, freight discounts and installation expense to the extent such items are itemized separately from the purchase price for the affected Software or CAPEX Equipment, as applicable. Borrower shall have no further right to request, and Bank shall have no obligation to make, any Non-Revolving Software Advances or Non-Revolving Equipment Advances after December 31, 2004.

2. Section 2.1(d)(ii) of the Agreement is hereby amended to read in its entirety as follows:

(ii) Interest; Repayment. Interest shall accrue on each Non-Revolving Software Advance and/or each Non-Revolving Equipment Advance at a rate determined in accordance with Section 2.3(a)(iii), and shall be payable in accordance with Section 2.3(c). Each Non-Revolving Software Advance made to Borrower shall be repaid in thirty-six (36) consecutive, equal monthly payments of principal, plus accrued interest thereon, beginning on the first day of the first month following the date of such Non-Revolving Software Advance and on the first day of each month thereafter. Each Non-Revolving Equipment Advance made to Borrower shall be repaid in forty-eight (48) consecutive, equal monthly payments of principal, plus accrued interest thereon, beginning on the first day of the first month following the date of such Non-Revolving Equipment Advance and on the first day of each month thereafter. The entire outstanding principal balance of each Non-Revolving Equipment Advance, plus all accrued interest thereon, shall be due and payable in full on or prior to the Non-Revolving Equipment Maturity Date, and the entire outstanding principal balance of each Non-Revolving Software Advance, plus all accrued interest thereon, shall be due and payable in full on or prior to the Non-Revolving Software Maturity Date. Each Non-Revolving Software Advance and Non-Revolving Equipment Advance, as applicable, once repaid, may not be re-borrowed. Borrower may prepay any Non-Revolving Software Advance and/or Non-Revolving Equipment Advance, without penalty or premium, prior to the final maturity date for such Non-Revolving Software Advance or Non-Revolving Equipment Advance, as applicable, in the event that the Non-Revolving Software Advance or Non-Revolving Equipment Advance, as applicable, is a Variable Rate Advance, but Borrower shall be subject to, and shall pay, (A) a LIBOR Prepayment Penalty in the event that the Non-Revolving Software Advance or Non-Revolving Equipment Advance, as applicable, is a LIBOR Advance and Borrower repays such LIBOR Advance prior to the last scheduled day of the applicable LIBOR Interest Period, or (B) a Prepayment Penalty in the event that the Non-Revolving Software Advance or Non-Revolving Equipment Advance, as applicable, is a Fixed Rate Advance and Borrower repays such Fixed Rate Advance prior to the last day of the applicable Fixed Rate Interest Period.

3. Section 2.1(d)(iii) of the Agreement is hereby amended to read in its entirety as follows:

(iii) Form of Request. Whenever Borrower desires a Non-Revolving Software Advance and/or Non-Revolving Equipment Advance, Borrower will notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 12:00 noon Pacific time, on the Business Day that is three (3) Business Days prior to the date the Non-Revolving Software Advance or Non-Revolving Equipment Advance, as applicable, is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoices for any CAPEX Equipment or Software to be financed. Bank will credit the amount of each Non-Revolving Software Advance and/or Non-Revolving Equipment Advance made under this Section 2.1(d) to Borrower’s deposit account at Bank.

4. The following terms in Exhibit A to the Agreement are hereby amended or added, as applicable, to read as follows:

“Committed Non-Revolving Line Amount” means $4,000,000.00, which includes the Software Sublimit.

“Equity Offering” means a public underwritten sale of Borrower’s common stock which occurs on or prior to December 31, 2003 pursuant to an effective registration statement under the Securities Act of 1933, as amended, and which results in proceeds to Borrower of not less than $5,000,000 (net of underwriters’ commissions and discounts and direct offering expenses). An Equity Offering will not include the sale or issuance of common stock pursuant to any of Borrower’s stock option, stock award or other equity compensation plans.

“Non-Revolving Advance” means a Non-Revolving Equipment Advance or Non-Revolving Software Advance.

“Non-Revolving Equipment Advance” or “Non-Revolving Equipment Advances” means a cash advance or cash advances for CAPEX Equipment purchases under the Non-Revolving Facility.

“Non-Revolving Equipment Advance Date” or “Non-Revolving Software Advance Date” means a date which is three (3) Business Days following receipt of notice by Bank as provided in Section 2.1(d)(iii), provided that (i) there shall be no more than an aggregate of three (3) dates which are either a Non-Revolving Equipment Advance Date or Non-Revolving Software Advance Date, (ii) all Non-Revolving Equipment Advance Dates and Non-Revolving Software Advance Dates must occur on or prior to December 31, 2004, and (iii) Borrower shall have accumulated invoices for at least $100,000 of CAPEX Equipment or Software eligible for reimbursement under Section 2.1(d) hereof in advance of each Non-Revolving Equipment Advance Date or Non-Revolving Software Advance Date, as applicable.

“Non-Revolving Equipment Maturity Date” means December 31, 2008.

“Non-Revolving Facility” means the facility under which Borrower may request Bank to issue, and Bank shall provide, one or more Non-Revolving Software Advances and/or Non-Revolving Equipment Advances, as specified in Section 2.1(d) hereof.

“Non-Revolving Software Advance” or “Non-Revolving Software Advances” means a cash advance or cash advances for Software purchases under the Non-Revolving Facility.

“Non-Revolving Software Maturity Date” means December 31, 2007.

“Revolving Maturity Date” means September 10, 2004.

“Software” means computer software purchased by Borrower or its Subsidiaries.

“Software Sublimit” means $1,000,000.

5. The definition of “Non-Revolving Advance Date” is hereby deleted from the Agreement.

6. A Commitment Fee of $20,000.00 shall be payable by Borrower to Bank upon execution of this Second Amendment, and all of such Commitment Fee, when paid, shall be earned and nonrefundable.

7. The reference to “twenty (20) days” in Section 6.2(a) of the Agreement is hereby changed to “thirty (30) days.”

8. Section 6.7(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Minimum Liquidity. A balance of cash, cash equivalents and short-term investments plus Excess Collateral Availability under the Revolving Facility, of not less than $10,000,000, which amount shall include at least $5,000,000 in cash, cash equivalents and short-term investments held at Bank or its affiliates.

9. Section 6.7(c) of the Agreement is hereby amended to read in its entirety as follows:

(c) Tangible Net Worth. A Tangible Net Worth of not less than $19,000,000, plus fifty percent (50%) of proceeds received by Borrower from any Equity Offering (net of any underwriting discounts and concessions and direct offering expenses).

10. Section 6.7(d) of the Agreement is hereby deleted in its entirety.

11. Without limiting the generality of the terms and conditions of the Agreement or this Second Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

(a) Borrower fails or neglects to perform or observe any material term, provision, condition, or covenant contained in this Second Amendment, and as to any default under such term, provision, condition or covenant that can be cured, has failed to cure such default within thirty (30) days after Borrower receives written notice thereof by Bank; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made; or

(b) Any representation or warranty of Borrower set forth herein is discovered to be materially untrue as of the date of this Second Amendment, or any statement, certificate or data furnished by Borrower to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

12. All of the terms, conditions and covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected or unaltered by the terms of this Second Amendment. To the extent there is any inconsistency with the terms of this Second Amendment and any of the other Loan Documents, the terms of this Second Amendment shall control.

13. Borrower hereby represents and warrants that, as of the date hereof:

(a) Borrower has the corporate authority and has taken all corporate action necessary to enter into this Second Amendment;

(b) The representations and warranties of Borrower set forth in Section 5 of the Agreement are true and correct as of the date of this Second Amendment as if made on the date hereof; and

(c) As of the date of this Second Amendment, there does not exist any Event of Default under the Agreement nor, to Borrower’s knowledge, does there exist any event which with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

14. Except as expressly modified by this Second Amendment, the Agreement remains in full force and effect as originally written.

15. Borrower shall promptly pay all reasonable out-of-pocket fees and expenses, including, but not limited to, collateral audit fees (if applicable) and fees and expenses of legal counsel, incurred by Bank in connection with the preparation and execution of this Second Amendment.

16. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day and year first above written.

ORASURE TECHNOLOGIES, INC.

By:	/s/ RONALD H. SPAIR
Ronald H. Spair
Chief Financial Officer

COMERICA BANK

By:	/s/ MICHAEL T. WILK
Michael T. Wilk First Vice President